UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2013

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34685 (Commission File Number)	20-3779274 (IRS Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida (Address of principal executive offices)	33308 (Zip Code)

Registrant’s telephone number, including area code: (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 18, 2013, Metals USA Holdings Corp. (the “Company”) received a letter from the New York Stock Exchange (the “NYSE”) notifying the Company that it failed to comply with Sections 204.21 and 401.02 of the NYSE Listed Company Manual because it did not provide at least ten days prior notification to the NYSE of the record date for the Company’s upcoming special meeting of stockholders to be held on April 10, 2013, in connection with the previously announced transaction between the Company and Reliance Steel & Aluminum Co. (the “Special Meeting”). Receipt of a letter of this nature from the NYSE is a required disclosure under Item 3.01 of Form 8-K. The Company views this as an isolated incident and makes every effort to comply with all NYSE rules applicable to it.

The record date for the Special Meeting continues to be March 4, 2013. Further information regarding the Special Meeting and the previously announced transaction between the Company and Reliance Steel & Aluminum Co. can be found in the definitive proxy statement of the Company filed with the Securities and Exchange Commission on March 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALS USA HOLDINGS CORP.

Date: March 19, 2013	/s/ William A. Smith, II
Name: William A. Smith, II
Title: Senior Vice President, Chief Legal Officer & Secretary